Exhibit 10.3
Blue Nile, Inc.
Stock Option Grant Notice (Non-Employee Director)
(2004 Equity Incentive Plan)
Blue Nile, Inc. (the “Company”), pursuant to its 2004 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Plan, each of which is incorporated herein in their entirety.

Optionholder:
Date of Grant:
Type of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Grant #:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:
Subject to the Optionholder's Continuous Service, 1/12th of the shares vest monthly from the Vesting Commencement Date over one year. In addition, this Award will become fully vested as of immediately prior to a Change in Control, subject to Participant's Continuous Service as of such time.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
✓    By cash or check
✓    Pursuant to a Regulation T Program if the Shares are publicly traded
✓    By delivery of already-owned shares if the Shares are publicly traded
Additional Terms/Acknowledgements: Optionholder acknowledges acceptance of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement, the Plan and the stock plan prospectus for this Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding this Award and supersede all prior oral and written agreements on that subject with the exception of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Optionholder consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Blue Nile, Inc.
By:
Signature

Title:
Date:

The 2004 Stock Option Agreement; the 2004 Equity Incentive Plan; the 2004 Equity Incentive Plan Prospectus; and our most recent Annual Report and Proxy Statement for the Annual Meeting of Stockholders have been previously provided to you. If you would like an additional copy of these documents, please contact Lauren Neiswender via telephone at (206) 336-6790 or via email at lauren@bluenile.com.